EXHIBIT 4.2

                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT


          THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is entered into as this 28th day of September, 2000, by and among BioSource International, Inc., a Delaware corporation (the "Company"), Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"), Jean-Pierre Conte, Richard Hoskins, Richard Paterson and Robert Weltman. Genstar, together with Messrs. Conte, Hoskins, Paterson and Weltman are sometimes collectively referred to herein as the "Purchasers."

          WHEREAS, the Company and Genstar entered into the Securities Purchase Agreement (the "Agreement"), which provided for the purchase by Genstar and such other persons to whom Genstar assigned its rights pursuant to Section 4.5 of the Agreement, would purchase 300,000 shares of Common Stock;

          WHEREAS, the Company and Genstar desire to amend the Agreement to effectuate the previously contemplated assignment by Genstar to Messrs. Conte, Hoskins, Paterson and Weltman.

          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the Company and Purchaser hereby agree as follows:

          1. Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

          2. Article I of the Agreement is hereby amended to add the following:
"The number of shares of Common Stock to be acquired by, and the purchase price to be paid by, each Purchaser is set forth on Schedule A attached hereto. At the Closing, each Purchaser will pay the amount set forth the amount set forth on Schedule A and the Company shall instruct the transfer agent to immediately deliver to each Purchaser a stock certificate or certificates, in definitive form, registered in the name of such Purchaser, representing the Shares as set forth on Schedule A."

          3. Each Purchaser hereby makes, severally and not jointly, the representations and warranties set forth in Section 2.2, and each Purchaser agrees, severally and not jointly, to be bound by and fully perform all of Purchaser's covenants under the Agreement. The Company agrees to treat each Purchaser as a "Purchaser" under the Agreement.

          4. Except as specifically modified by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Purchase Agreement to be duly executed as of the date first above written.

                                            BIOSOURCE INTERNATIONAL, INC.


                                            By:  /S/ RUSSELL HAYS
                                                --------------------------------
                                            Name:  Russell Hays
                                            Title: Chief Executive Officer

                                            GENSTAR CAPITAL PARTNERS II, L.P.


                                            By:  Genstar Capital LLC
                                            Its:  General Partner

                                            By: /s/ JEAN-PIERRE CONTE
                                               ---------------------------------
                                            Name: Jean-Pierre Conte
                                            Title: Managing Director

                                            JEAN-PIERRE CONTE

                                                /s/ JEAN-PIERRE CONTE
                                            ----------------------------------

                                            RICHARD HOSKINS

                                                /s/ RICHARD HOSKINS
                                            ----------------------------------

                                            RICHARD PATERSON

                                               /s/ RICHARD PATERSON
                                            ----------------------------------

                                            ROBERT WELTMAN

                                               /s/ ROBERT WELTMAN
                                            ----------------------------------

                                   Schedule A

               Name                 Number of Shares     Purchase Price Amount
--------------------------------    ----------------     ---------------------
Genstar Capital Partners II, L.P.       233,333               $3,499,995
      Jean-Pierre Conte                  30,000                 $450,000
      Richard Hoskins                    16,667                 $250,005
      Richard Paterson                   16,667                 $250,005
      Robert Weltman                      3,333                  $49,995